UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2019

ACACIA RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37721 (Commission File Number)	95-4405754 (IRS Employer Identification No.)

520 Newport Center Drive Newport Beach, California (Address of principal executive offices)		92660 (Zip Code)
(949) 480-8300
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                 Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Directors
On May 6, 2019, Isaac T. Kohlberg was appointed as a Class I director of Acacia Research Corporation (the “Company”) to serve until the Company’s 2019 annual meeting of stockholders and until his successor is duly elected and qualified. Also, on May 6, 2019, Luis Rinaldini was appointed as a Class II director of the Company to serve until the Company’s 2020 annual meeting of stockholders and until his successor is duly elected and qualified.
Mr. Kohlberg will serve as a member of the Nominating and Governance Committee, and Mr. Rinaldini will serve as a member of the Audit Committee, the Nominating and Governance Committee and as Chair of the Compensation Committee.
Each of Mr. Kohlberg and Mr. Rinaldini will receive the standard compensation for his respective services at the same level as other non-employee directors of the Company, as described in the Company’s Form 10-K/A filed with the SEC on April 30, 2019. Each of Mr. Kohlberg and Mr. Rinaldini has entered into an indemnification agreement with the Company (each, an “Indemnification Agreement”), which requires the Company to indemnify each of them to the fullest extent permitted under Delaware law and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The foregoing description is qualified in its entirety by reference to the full text of the Indemnification Agreement, a form of which has been filed with the SEC as an exhibit to the Company's Form 10-K for the year ended December 31, 2018.
There is no arrangement or understanding between Mr. Kohlberg or Mr. Rinaldini and any other persons or entities pursuant to which either of them was elected as a director. There have been no transactions, or currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Kohlberg or Mr. Rinaldini, or any member of their respective immediate family, had or will have a direct or indirect material interest since the beginning of the Company’s last fiscal year.
A copy of the Company’s press release announcing the appointments of Mr. Kohlberg and Mr. Rinaldini to the Board is attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Resignation of Director
On and effective as of May 8, 2019, C. Allen Bradley, Jr. resigned from the Board. Mr. Bradley was a member of the Audit Committee, Nominating and Governance Committee and Sub-Committee of the Board. Mr. Bradley has not advised the Company of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No. Description
99.1 Press release dated May 9, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ACACIA RESEARCH CORPORATION
Date: May 10, 2019                /s/ Marc W. Booth
Chief Intellectual Property Officer

Exhibit Index
Exhibit No. Description
99.1 Press release dated May 9, 2019